UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2018 (June 20, 2018)

PDC Energy, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	001-37419 (Commission File Number)	95-2636730 (I.R.S. Employer Identification Number)

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

Registrant’s telephone number, including area code: (303) 860-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2018, PDC Energy, Inc. (“PDC” or the “Company”) appointed Douglas Griggs as the Company’s Chief Accounting Officer, with his employment to commence on June 29, 2018.  Mr. Griggs is 59 years old.  Mr. Griggs most recently served as Chief Accounting Officer of Nine Point Energy, a private independent exploration and production company focused on development in the Williston Basin.  Mr. Griggs served in that capacity from March 2017.  Prior to Nine Point Energy, he served as Chief Accounting Officer of Triangle Petroleum Corporation, a publicly-traded independent energy holding company focused on oil and gas exploration and development, oilfield services, and midstream services, primarily in the Williston Basin.  Mr. Griggs served in this role from November 2014 through March 2017.  From January 2006 to October 2014, Mr. Griggs served as the Chief Accounting Officer of Venoco, Inc., an independent energy company engaged in the acquisition, exploration and development of oil and natural gas in offshore and onshore California and coastal Texas.  Mr. Griggs began his career with Ernst & Young LLP, where he held various titles of increasing responsibility over a 13 year period, last serving in the role of Audit Senior Manager.  Mr. Griggs has no family relationships that require disclosure pursuant to Item 401(d) of Regulation S-K and has not been involved in any transactions that require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Griggs’ annual compensation will consist of a salary of $300,000.  Additionally, he will participate in the Company’s annual cash performance bonus program at a target level of 55% of his base salary, and he will participate in the Company’s equity incentive plan at a target level of 115% of his base salary, subject to three year pro-rata vesting, with the initial grant to be awarded on July 1, 2018.  In addition, he will receive a one-time incentive in the form of a signing bonus consisting of 4,000 restricted stock units that will also be awarded on July 1, 2018 and will vest over a three-year period.  He will also participate in the Company’s Vice President-level severance plan and other benefits commensurate with his position, including a vehicle allowance.

R. Scott Meyers, the Company’s Chief Financial Officer, has been acting as the Company’s principal accounting officer since April 2, 2009, as reported in the Company’s Current Report on Form 8-K filed on April 8, 2009.  Contemporaneously with the commencement of employment of Mr. Griggs on June 29, 2018, the duties of principal accounting officer of the Company will be reassigned from Mr. Meyers to Mr. Griggs.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2018

PDC Energy, Inc.

By:	/s/ Daniel W. Amidon
Daniel W. Amidon
Senior Vice President, General Counsel and Secretary

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